POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                         Title                              Date


______________________       Chief Executive Officer            July 31, 2003
Donald R. "Scotty" Walsh     and Director


______________________       Chief Financial Officer            July 31, 2003
Beth O. MacLaughlin


______________________       Chairman of the Board              July 31, 2003
W. James Hindman


______________________       Vice-Chairman of the Board         July 31, 2003
Henry D. Felton


______________________       President and CEO                  July 31, 2003
Eric Pratt


______________________       Director                           July 31, 2003
Eugene J. Fischer


______________________       Executive Vice President           July 31, 2003
Scott N. Fischer


______________________       Director                           July 31, 2003
James A. Fanella


______________________       Senior Vice President              July 31, 2003
Debra Keith


________/s/____________       Director                          July 31, 2003
George Cox